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                                                                    Exhibit 10.5


                              TERMINATION AGREEMENT


      TERMINATION AGREEMENT (this "Agreement") made as of May 3, 2002, by and between Dario Sacomani ("Sacomani") and Semiconductor Components Industries, LLC dba ON Semiconductor, a Delaware corporation, and all of its affiliates ("Company").

      WHEREAS, the Company engaged Sacomani as its Senior Vice President, Chief Financial Officer and Treasurer pursuant to an employment agreement dated as of October 27, 1999, and amended ("Amendment") such agreement on November 28, 2001 ("Employment Agreement");

      WHEREAS, all capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Employment Agreement;

      WHEREAS, the parties wish to confirm the termination of Sacomani's employment with the Company and set forth their agreement as to the manner in which Sacomani's employment with the Company will be closed out;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Sacomani agree as follows:

            1. CONFIRMATION OF TERMINATION. The Parties hereby now acknowledge and confirm that the employment and related Employment Period has terminated effective as of May 1, 2002 ("Termination Date").

            2.    TERMINATION PAYMENTS AND OTHER CONSIDERATION.

            (a) No later than thirty (30) days after the Effective Date of this Agreement (as defined in Section 10(c) hereof), the Company shall pay Sacomani a total of Eight Hundred Ninety Six Thousand Seventy Four Dollars ($896,074.00) [the sum of $520,000.00 plus $376,074.00] consisting of the follows:

                  (i) Pursuant to Section 5(a) of the Employment Agreement, Five
            Hundred Twenty Thousand Dollars ($520,000.00) which represents two
            (2) times the highest rate of Sacomani's annualized Base Salary in effect any time up to and including the Termination Date (Two Hundred Sixty Thousand Dollars [$260,000.00]); plus

                  (ii) Three Hundred Seventy Six Thousand Seventy Four Dollars
            ($376,074.00) which represents two (2) times Sacomani's annual bonus under the Company's former Key Contributors Incentive Plan (KCIP) earned in respect of Fiscal Year 2000 and paid in 2001 (One Hundred Eighty Eight Thousand Thirty Seven Dollars [$188,037.00]).

            (b) In addition to the cash payments described in Section 2(a) above, the Company agrees to the following other consideration ("Other Consideration"):



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                  (i) Pursuant to Section 5(a) of the Employment Agreement, all
            shares underlying the Option (as defined in the Employment Agreement) shall become immediately exercisable as of the Termination Date. The Option was granted on September 9, 1999 under the 1999 Founders Stock Option Plan ("Option Plan") and related stock option grant agreement with respect to Four Hundred Thirty Three Thousand Three Hundred Thirty Three (433,333) shares of the Company's common stock (after the Company's reverse stock split of February 17, 2000).

                  (ii) Pursuant to Section II(c) of the Amendment, all current stock options that are granted to Sacomani (to the extent they are or become exercisable on the Termination Date) will remain fully exercisable until the first to occur of (A) the last day of the two
            (2) year period immediately following the Termination Date, and (B) the tenth anniversary of the grant date of such option.

                  (iii) Through December 31, 2002, the Company will pay the
            total cost for the continuation of medical benefits for Sacomani and his immediate family under the Company's group medical plan as amended from time to time and for which Sacomani is eligible pursuant to a valid COBRA election timely made by Sacomani. The foregoing notwithstanding, in the event that Sacomani becomes eligible for comparable medical benefits in connection with new employment during the period from the Termination Date through December 31, 2002, the coverage provided by the Company under this Subsection 2(b)(iii) shall terminate immediately. Sacomani agrees that he will notify the Company promptly of his subsequent employment and eligibility for benefits.

            (c) The Termination Payments and Other Consideration (described in Sections 2(a) and 2(b) above) shall be reduced by any required tax withholdings. The Termination Payments and Other Consideration shall not be taken into account as compensation and no service credit shall be given after the Termination Date for purposes of determining the benefits payable under any other plan, program, agreement or arrangement of the Company. Sacomani acknowledges that, except for the Termination Payments and Other Consideration agreed to herein, he is not entitled to any payment in the nature of severance or termination pay from the Company. For the avoidance of doubt, this Agreement does not effect the Company's obligations under the Company's Executive Deferred Compensation Plan, under which Sacomani has an accrued balance as of May 1, 2002 of $107,208.06.

            3.    GENERAL RELEASE AND WAIVER.

            (a) SACOMANI HEREBY RELEASES, REMISES AND ACQUITS THE COMPANY AND ALL OF ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS, PARTNERS, SHAREHOLDERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY REFERRED TO HEREIN AS "RELEASEES"), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHICH SACOMANI OR SACOMANI'S HEIRS, SUCCESSORS OR ASSIGNS HAVE OR MAY HAVE AGAINST ANY RELEASEE ARISING ON OR PRIOR TO THE TERMINATION DATE, ANY AND ALL LIABILITY WHICH ANY SUCH RELEASEE MAY HAVE TO SACOMANI, WHETHER DENOMINATED CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES OR LIABILITIES ARISING FROM ANY AND ALL BASES, HOWEVER DENOMINATED, INCLUDING BUT NOT LIMITED TO THE AGE


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DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990,
THE FAMILY AND MEDICAL LEAVE ACT OF 1993, TITLE VII OF THE UNITED STATES CIVIL RIGHTS ACT OF 1964, 42 U.S.C. Section 1981, THE ARIZONA CIVIL RIGHTS ACT, THE ARIZONA EMPLOYMENT PROTECTION ACT, OR ANY OTHER FEDERAL, STATE, OR LOCAL LAW AND ANY WORKERS' COMPENSATION OR DISABILITY CLAIMS UNDER ANY SUCH LAWS. THIS RELEASE INCLUDES BUT IS NOT LIMITED TO CLAIMS ARISING FROM AND DURING SACOMANI'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY AND ITS AFFILIATES OR AS A RESULT OF THE TERMINATION OF SUCH RELATIONSHIP. SACOMANI FURTHER AGREES THAT SACOMANI WILL NOT FILE OR PERMIT TO BE FILED ON SACOMANI'S BEHALF ANY SUCH CLAIM. NOTWITHSTANDING THE PRECEDING SENTENCE OR ANY OTHER PROVISION OF THIS AGREEMENT, THIS RELEASE IS NOT INTENDED TO INTERFERE WITH SACOMANI'S RIGHT TO FILE A CHARGE WITH THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION IN CONNECTION WITH ANY CLAIM HE BELIEVES HE MAY HAVE AGAINST ANY OF THE RELEASEES. HOWEVER, BY EXECUTING THIS AGREEMENT, SACOMANI HEREBY WAIVES THE RIGHT TO RECOVER IN ANY PROCEEDING SACOMANI MAY BRING BEFORE THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY STATE HUMAN RIGHTS COMMISSION OR IN ANY PROCEEDING BROUGHT BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY STATE HUMAN RIGHTS COMMISSION ON SACOMANI'S BEHALF. THIS RELEASE IS FOR ANY RELIEF, NO MATTER HOW DENOMINATED, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WAGES, BACK PAY, FRONT PAY, COMPENSATORY DAMAGES, OR PUNITIVE DAMAGES. THIS RELEASE SHALL NOT APPLY TO ANY OBLIGATION OF THE COMPANY PURSUANT TO THIS AGREEMENT.

            (b) SACOMANI ACKNOWLEDGES THAT THE TERMINATION PAYMENTS HE IS RECEIVING PURSUANT TO SECTION 2(a) OF THIS AGREEMENT, AND OTHER CONSIDERATION DESCRIBED IN SECTION 2(b), IN CONNECTION WITH THE FOREGOING RELEASE ARE IN ADDITION TO ANYTHING OF VALUE TO WHICH SACOMANI ALREADY IS ENTITLED FROM THE COMPANY.

            (c) The Company's senior executives are not currently aware of any facts or circumstances that would give rise to a claim by the Company against Sacomani. However, the Company is not waiving (and the foregoing representation should not be construed as a waiver of) any claim against Sacomani in the event the Company or its senior executives learn of any facts or circumstances (whether occurring prior to or after the date hereof) that give rise to any such claim against Sacomani and in the event the Company learns of any such facts or circumstances this Agreement shall not be a bar to any such claim.

            4.    RESTRICTIVE COVENANTS.

            Sacomani hereby acknowledges and agrees that he shall be subject to the Restrictive Covenants and provisions of Sections 8, 9 and 10 of the Employment Agreement and such provisions shall remain in full force and effect as if fully stated herein pursuant to their terms.



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            5.    COMPANY PROPERTY, AND CONFIDENTIAL OR PROPRIETARY INFORMATION.

            Sacomani may retain his mobile telephone, wireless pager and portable computer (IBM Thinkpad Model T-20, Serial #78-D3184), in each case, at his own cost beginning June 1, 2002, provided that he remove all confidential and proprietary information in a manner reasonably satisfactory to the Company. In addition, Sacomani shall return any and all other Company property and confidential or proprietary information (in whatever form) to the Company on or before the Effective Date.

            6.    ACKNOWLEDGEMENT OF CONDITIONAL PAYMENTS.

            Sacomani acknowledges and agrees that the Termination Payments and Other Consideration provided in Section 2 hereof are conditioned upon and subject to Sacomani complying with his obligations under Section 3, 4 and 5 hereof.

            7.    NO ADMISSION.

            This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Company or its affiliates.

            8.    HEIRS AND ASSIGNS.

            The terms of this Agreement shall be binding on the parties hereto and their respective successors and assigns.

            9.    GENERAL PROVISIONS.

            (a)   Integration.

            This Agreement and the Restrictive Covenants provided in Sections 8, 9 and 10 of the Employment Agreement constitute the entire understanding between the Company and Sacomani with respect to the subject matter hereof and supersede all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure by the Company or Sacomani to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

            (b)   Choice of Law.

            This Agreement shall be construed, enforced and interpreted in ACCORDANCE with and governed by the laws of the State of ARIZONA.

            (c) Construction of Agreement. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.




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            (d)   Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A facsimile of a signature shall be deemed to be and have the effect of an original signature.

            11.   KNOWING AND VOLUNTARY WAIVER.

            (a) Sacomani acknowledges that, by Sacomani's free and voluntary act of signing below, Sacomani agrees to all of the terms of this Agreement and intends to be legally bound thereby.

            (b) Sacomani acknowledges that he has received this Agreement on or before April 15, 2002 and then received a new version of this Agreement containing amendments that were mutually agreed to by the parties on May 3, 2002. Sacomani understands that he may consider whether to agree to the terms contained herein for a period of twenty-one (21) days after the date he has received this Agreement. The parties have mutually agreed that Sacomani may execute this Agreement after the Termination Date and no later than the close of business on May 24, 2002, to acknowledge his understanding of and agreement with the foregoing. However, the Termination Payments and Other Consideration provided herein will be delayed until this Agreement is executed by Sacomani, returned to the Company and becomes effective as provided below. Sacomani acknowledges that he has consulted with an attorney prior to his execution of this Agreement. (See the acknowledgement at the end of this Agreement).

            (c) This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by Sacomani ("Effective Date"). During the seven-day period prior to the Effective Date, Sacomani may revoke his agreement to accept the terms hereof by indicating in writing to the Company his intention to revoke. If Sacomani exercises his right to revoke hereunder, he shall not have any right to receive any of the benefits provided for herein, and to the extent such payments have already been made, Sacomani agrees that he will immediately reimburse the Company for the amounts of such payment. Sacomani understands and agrees that the written revocation notice referred to in this paragraph must be sent to: ON Semiconductor, Attn:
Sonny Cave, General Counsel, Law Department, MD: A700, 5005 E. McDowell Rd., Phoenix, AZ 85008 and must be received by the General Counsel at that address before the end of the seventh day after Sacomani executes this Agreement.



            (The remainder of this page intentionally left blank)



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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                       SEMICONDUCTOR COMPONENTS INDUSTRIES,
                                       LLC


                                          By:   /s/ George H. Cave
                                                ------------------------------

                                          Its:  Vice President and Secretary
                                                ------------------------------

                                          Date: May 3, 2002
                                                ------------------------------



                                          /s/ Dario Sacomani
                                          ------------------------------------
                                          DARIO SACOMANI
                                          Date: May 3, 2002
                                               -------------------------------



Acknowledgement

      STATE OF ARIZONA        )
                              )  ss:
      County of Maricopa      )

      On the 3rd day of May, 2002, before me personally came Dario Sacomani who, being by me duly sworn, did depose and say that he resides at Maricopa; and did acknowledge and represent that he has had an opportunity to consult with attorneys and other advisers of his choosing regarding the Termination Agreement attached hereto, that he has reviewed all of the terms of the Termination Agreement and that he fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein.



/s/ Linda M. Lee
----------------------------------
Notary Public

Date:   May 3, 2002
      ----------------------------


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